Exhibit 10.4

SECOND ADDENDUM TO RESCISSION AGREEMENT PERTAINING TO
ACQUISITION AGREEMENT

THIS SECOND ADDENDUM TO RESCISSION AGREEMENT PERTAINING TO ACQUISITION AGREEMENT is made and entered into as of the 4th day of April, 2008, by and among GLOBAL REALTY DEVELOPMENT CORP. (“Global”), SMS TEXT MEDIA, INC. (the “Company”), and ARIC GASTWIRTH (“Gastwirth”), RICK CATINELLA (“Catinella”), and ROY A. SCIACCA (“Sciacca”) (Gastwirth, Catinella and Sciacca shall sometimes hereinafter be referred to as the “Selling Stockholders”).

Section 1 (b)(iii)(c) is hereby deleted and replaced in its entirety as follows:

(c)
10,000,000 shares of Global Stock (consisting of 3,333,333 shares issued to each of Gastwirth and Catinella, 300,000 shares issued to Robert Kohn, and 3,033,334 shares issued to Sciacca) will be returned directly to Global with Proper transfer instructions and Medallion Guarantees and Global will have the responsibility to work with the Transfer Agent to consummate the transfer.  In addition to, and separate from, the Note at Exhibit F, Sciacca, as the sole payor, shall issue a note (Exhibit G) to secure the return of the 3,033,334 shares of Global Stock issued to him.  Under the terms of the note at Exhibit G, Sciacca shall have the option to return the 3,033,334 shares of Global Stock issued to him or pay $455,000 in cash as principal (“Principal Amount”), by June 18, 2008. For purposes of determining the Principal Amount, the 3,033,334 shares of Global Stock issued to Sciacca shall be valued at $0.15 per share.

Remainder of Page left blank with Signature Page to follow

SECOND ADDENDUM TO RESCISSION AGREEMENT PERTAINING TO
ACQUISITION AGREEMENT

IN WITNESS WHEREOF, the parties have executed this instrument as of the date first above written.

GLOBAL REALTY DEVELOPMENT CORP.

By

Its

SMS TEXT MEDIA, INC.

By

Its

ARIC GASTWIRTH

RICK CATINELLA

ROY A. SCIACCA